UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2005

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 6, 2005, Liz Claiborne, Inc. and its subsidiaries (the “Company”) announced the purchase of all of the equity interest in C & C California, Inc. (“C & C”). The purchase price consists of an initial payment of approximately $28 million (representing 60% of C & C’s initial valuation), plus additional payments in fiscal years 2007, 2008 and 2009 that will be based upon a multiple of C & C’s earnings in each year. C & C generated net sales of approximately $21 million in fiscal 2004.

Based in Los Feliz, California and founded in 2002, C & C is a designer, marketer and wholesaler of premium apparel for women, men and children through its C & C California brand. C & C creates chic, California-inspired basics with an emphasis on classy comfort, premium fabrics, simple detailing and vibrant, tasteful colors. C & C primarily targets the fashion-conscious woman between the ages of 18 and 45, as well as baby boomers. C & C’s products have a broad appeal, offering a relaxed, comfortable and quality assortment.

The Press Release (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: January 12, 2005	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated January 6, 2005.